KPMG PEAT MARWICK THORNE                      Telephone No. (604) 691-3000
CHARTERED ACCOUNTANTS                                       (604) 691-3031
BOX 10426
777 DUNSMUIR STREET
VANCOUVER, BC V7Y 1K3
CANADA



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
GST Telecommunications, Inc.


We consent to the use of our reports dated November 11, 1994 and January 12, 1994 except for note 4 which is as of January 21, 1994, relating to the balance sheets of IntelCom-Greenstar Joint Venture as of September 30, 1994 and 1993, respectively and the related statements of operations and participants' equity, and financial position for the years ended September 30, 1994 and 1993 respectively included in Form 20-F, incorporated herein by reference in the Registration Statement of Form F-2, dated May 6, 1996, of GST Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


/S/ KPMG PEAT MARWICK THORNE


Chartered Accountants

Edmonton, Canada
May 6, 1996

Member Firm of
Klynveld Peat Marwick Goerdeler